UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2017

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ]  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE
This current report on Form 8-K/A (this "Amendment") amends the current report on Form 8-K dated May 17, 2017 filed by The Bancorp, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "Original Form 8-K").  The Original Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Stockholders held on May 17, 2017 (the "2017 Annual Meeting").  The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers ("Say on Pay").  No other changes are hereby made to the Original Form 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders
(d)  As reported in the Original Form 8-K, the advisory, non-binding proposal regarding the frequency of advisory approval of the compensation of the Company's named executive officers, voted on at the 2017 Annual Meeting, received the following votes:
Votes for Every One Year:	38,399,281

Votes for Every Two Years:	72,372

Votes for Every Three Years:	3,364,558

Abstentions:	391,224

There were 2,995,747 broker non-votes on this proposal.

The Company has considered the outcome of this advisory vote and has determined, consistent with the recommendation made with respect to this proposal by the Company's Board of Directors in the proxy statement for the 2017 Annual Meeting, that the Company will hold future Say on Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say on Pay votes.  The next advisory vote regarding the frequency of Say on Pay is required to occur no later than the Company's 2023 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2017	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary